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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               SABA SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                               94-3267638
           (State of incorporation                    (I.R.S. Employer
              or organization)                     Identification Number)

             2400 Bridge Parkway
         Redwood Shores, California                        94065
  (Address of principal executive offices)               (Zip Code)

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General instruction A.(c), check the following box. [ ]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General instruction A.(d), check the following box. [X]

      Securities Act registration statement file number to which this Form relates: 333-95761

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class             Name of each exchange on which
       to be so registered             each class is to be registered
       -------------------             ------------------------------
         Not Applicable                        Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.001 par value per share
                                (Title of class)

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ITEM 1. Description of Registrant's Securities to Be Registered.

        The description of Common Stock of the Registrant set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-95761), as originally filed with the Securities and Exchange Commission on January 31, 2000 and as subsequently amended (the "Registration Statement"), and in the Prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

ITEM 2. Exhibits.

        The following exhibits are incorporated herein by reference:

  EXHIBIT
  NUMBER       DESCRIPTION
  -------      -----------
     2.1       Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement).

     2.2       Form of Amended and Restated Certificate of Incorporation of the
               Registrant to be filed effective as of the closing of the offering made pursuant to the Registration Statement
               (incorporated by reference to Exhibit 3.2 to the Registration
               Statement).

     2.3       Bylaws of the Registrant (incorporated by reference to Exhibit
               3.3 to the Registration Statement).

     2.4 Form of Amended and Restated Bylaws of the Registrant to be effective as of the closing of the offering made pursuant to the Registration Statement (incorporated by reference to Exhibit 3.4 to the Registration Statement.

     2.5       Third Amended and Restated Investors' Rights Agreement
               (incorporated by reference to Exhibit 10.5 to the Registration
               Statement).


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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Saba Software, Inc.

                                        Date: April 5, 2000


                                        By: /s/ Peter E. Williams III
                                            ------------------------------------
                                            Peter E. Williams III
                                            Secretary


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                                    EXHIBITS

  EXHIBIT
  NUMBER       DESCRIPTION
  -------      -----------
     2.1       Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement).

     2.2       Form of Amended and Restated Certificate of Incorporation of the
               Registrant to be filed effective as of the closing of the offering made pursuant to the Registration Statement
               (incorporated by reference to Exhibit 3.2 to the Registration
               Statement).

     2.3       Bylaws of the Registrant (incorporated by reference to Exhibit
               3.3 to the Registration Statement).

     2.4 Form of Amended and Restated Bylaws of the Registrant to be effective as of the closing of the offering made pursuant to the Registration Statement (incorporated by reference to Exhibit 3.4 to the Registration Statement.

     2.5       Third Amended and Restated Investors' Rights Agreement
               (incorporated by reference to Exhibit 10.5 to the Registration
               Statement).